Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Borders Group, Inc. of our report dated April 10, 2008, with respect to the consolidated financial statements of Borders Group, Inc., included in the 2007 Annual Report to Shareholders of Borders Group, Inc.
We consent to the incorporation by reference in the following registration Statements:
(1)	Registration Statement (Form S-8 No. 333-88805) pertaining to the Borders Group, Inc. 1998 Stock Option Plan,
(2)	Registration Statement (Form S-8 No. 333-79559) pertaining to the Borders Group, Inc. Management Stock Purchase Plan, Borders Group, Inc. Stock Option Plan, Borders Group, Inc. Employee Stock Purchase Plan, Borders Group, Inc. Director Stock Plan, Borders Group, Inc. 401(k) Plan, and Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico,
(3)	Registration Statement (Form S-8 No. 333-114403) pertaining to the Borders Group, Inc. 2004 Long-Term Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-120367) pertaining to the Borders Group, Inc. Non-Qualified Deferred Compensation Plan,
(5)	Registration Statement (Form S-8 No. 333-134847) pertaining to the Borders Group, Inc. 401(k) Plan, and
(6)	Registration Statement (Form S-3 No. 333-141863) pertaining to the registration of common stock, warrants, subscription rights, debt securities, stock purchase contracts and stock purchase units of Borders Group, Inc.
of our report dated April 10, 2008, with respect to the consolidated financial statements of Borders Group, Inc. incorporated herein by reference and our report dated April 10, 2008, with respect to the effectiveness of internal control over financial reporting of Borders Group, Inc. included in the Annual Report (Form 10-K) of Borders Group, Inc. for the year ended February 2, 2008.
/s/ Ernst & Young LLP
Detroit, Michigan
April 10, 2008